Exhibit 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF CITY NATIONAL CORPORATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.  THE SECURITIES ARE NOT GUARANTEED UNDER THE FEDERAL DEPOSIT INSURANCE CORPORATION’S TEMPORARY LIQUIDITY GUARANTEE PROGRAM.

CITY NATIONAL CORPORATION

5.250% Senior Note Due 2020

No. 001	CUSIP No.
178566AC9

CITY NATIONAL CORPORATION, a Delaware corporation (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

CEDE & CO.

or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) on September 15, 2020 (the “Maturity Date”), and to pay interest on said principal sum semiannually in arrears on March 15 and September 15 in each year (individually referred to as an “Interest Payment Date” and collectively as the “Interest Payment Dates”), commencing March 15, 2011, at the rate of 5.250% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months, from September 13, 2010, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof is paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day (whether or not a Business Day) next preceding such Interest Payment Date, provided that interest payable on the Maturity Date shall be payable to the Person to whom the principal hereof is payable.  In the event any Interest Payment Date or the Maturity Date is not a Business Day, principal and interest will be paid on the next succeeding Business Day with the same force and effect as if made on such date and no interest on such payment will accrue from and after such date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.  Payment of the principal of and interest on this Security due on the Maturity Date will be made in immediately available funds upon presentation of this Security, provided that it is presented to the Paying Agent in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures.  For the purposes of this Security, “Business Day” means any day, other than a Saturday or Sunday, on which banking institutions in the City of Los Angeles, California, the City of New York, New York and any Place of Payment for the Securities are open for business.  Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York, which shall initially be the office or agency of the Trustee, and if this Security is no longer held in global form, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest (other than interest payable on the Maturity Date) may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register at the close of business on the Regular Record Date.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

CITY NATIONAL CORPORATION

By:
	Name:	Michael B. Cahill
	Title:	Executive Vice President,
General Counsel and Secretary

ATTEST:

By:
	Name:	Jean A. Cooper
	Title:	Assistant Corporate Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

By:
Authorized Officer

Date: September 13, 2010

[REVERSE OF SECURITY]

This Security is one of a duly authorized issue of notes of the series designated above of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of September 13, 2010 for senior debt securities (the “Indenture”), between CITY NATIONAL CORPORATION and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest, rank and in any other respect provided in the Indenture.

This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount equal to $300,000,000 as of the date of this Security.  In addition, the Company may from time to time without the consent of the Holders of Securities create and issue further securities having the same terms and conditions as the Securities in all respects (or in all respects except for the issue date and issue price) and so that such further issue shall be consolidated and form a single series with the outstanding securities of this issue (including the Securities) or upon such terms as the Company may determine at the time of their issue.  References herein to the Securities include (unless the context requires otherwise) any other securities issued as described in this paragraph and forming a single series with the Securities.

Where the Indenture or this Security provides for notice to the Holder of this Security of any event, such notice shall be sufficiently given if in writing and mailed, first class, postage prepaid, to the Holder of this Security at his, her or its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to the Holder of this Security by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.  In any case where notice to Holder of this Security is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to the Holder of this Security shall affect the sufficiency of such notice with respect to other Holders of the Securities.

The Securities of this series are subject to redemption upon not less than 30 days nor more than 60 days’ prior notice, at any time, in whole or in part, at the election of the Company, at a redemption price (“Redemption Price”) equal to the greater of (A) 100% of the principal amount of the Securities to be redeemed and (B) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed, not including any portion of such payments of interest accrued as of the date on which the Securities are to be redeemed (the “Redemption Date”), discounted to the Redemption Date on a semiannual basis assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate plus 40 basis points, plus accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

A notice of redemption may be revocable, and the Company shall provide such notice to the Trustee at least two Business Days prior to the date such notice is to be delivered to the Holders of the Securities.  Notice of redemption may be delivered electronically or mailed by first-class mail to each Holder of Securities to be redeemed at his, her or its registered address and will be deemed to have been given on the first Business Day after electronic delivery or the second Business Day after the date of mailing.  The Securities may be redeemed in part but only in whole multiples of $10,000,000.  Delivery of a notice shall in no way preclude the ability of any Holder to sell or transfer the Securities prior to the Redemption Date specified in such notice.  If notice of redemption has been given as provided for by the Indenture and not revoked, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest.

“Adjusted Treasury Rate” means the semiannual equivalent yield to maturity of a security whose price, expressed as a percentage of its principal amount, is equal to the Comparable Treasury Price.

“Comparable Treasury Issue” means a United States Treasury security selected by the Quotation Agent which has a maturity comparable to the remaining maturity of the Securities that would be used in accordance with customary financial practice to price new issues of corporate debt securities with a maturity comparable to the remaining maturity of the Securities.

The “Comparable Treasury Price” means the result of the calculation by the Company of the average of the Reference Dealer Quotations of the Comparable Treasury Issue provided by each Reference Dealer, after the Company has eliminated the highest and the lowest Reference Dealer Quotations; provided that in the event the Company obtains fewer than four Reference Dealer Quotations, it will calculate the average of all of the Reference Dealer Quotations and not eliminate any Reference Dealer Quotations.

“Quotation Agent” means J.P. Morgan Securities LLC or its successor.

“Reference Dealers” means J.P. Morgan Securities LLC or its successor and one or more other primary U.S. Government securities dealers in New York City; provided, that if J.P. Morgan Securities LLC or its successor  is no longer a primary U.S. Government securities dealer, the Company shall substitute another primary U.S. Government securities dealer in its place as a reference dealer.

“Reference Dealer Quotations” means, with respect to each Reference Dealer, the average, as determined by the Company, of the bid and ask prices for the Comparable Treasury Issue as of 5:00 p.m., New York City time, on the third Business Day before the Redemption Date as provided by the Reference Dealers to the Quotation Agent, the Company and Trustee.

This Security is not mandatorily redeemable, in whole or in part, prior to the Maturity Date.  This Security is not subject to any sinking fund.

This Security shall have the benefit of the covenants and agreements set forth in the Indenture.

If an Event of Default with respect to the Securities shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture to be affected at any time by the Company with the consent of the Holders of a majority in principal amount of the Outstanding Securities of all series to be affected (acting as one class), and with respect to certain limited matters, the Company and the Trustee may enter into one or more indentures supplemental to the Indenture without the consent of any Holder.  The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Outstanding Securities of this series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder, such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding, and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of this series.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal of, premium, if any, and interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company which is absolute and unconditional to pay the principal of premium, if any, and interest on this Security at the times, places and rate, and in the coin or currency herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

The Securities are issuable only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

The Securities are issuable in the form of one or more Global Securities and shall be exchangeable for definitive Securities only in the circumstances specified in Section 3.05 of the Indenture (other than the tenth paragraph thereof).  The Depositary for the Securities shall be The Depository Trust Company.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be construed in accordance with and governed by the laws of the State of New York.

All terms not defined herein shall have the respective meanings ascribed to them in the Indenture referred to herein.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under such Indenture, this Security shall not be entitled to any benefits under such Indenture or be valid or obligatory for any purpose.

[FORM OF ASSIGNMENT]

For value received                                                                            hereby sell(s), assign(s) and transfer(s) unto                                                                                                                   (please insert address and social security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints                                                          attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

Signature Guarantee

SCHEDULE OF INCREASES OR DECREASES

The initial principal amount of this Global Security is U.S. $300,000,000.  The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Note following such increase or decrease	Signature of authorized signatory of Trustee